UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c),(e)    On December 17, 2020, the Board of Directors (Board) of EOG Resources, Inc. (EOG) appointed Ezra Y. Yacob as EOG’s President, effective January 4, 2021. Mr. Yacob, 44, has served as an Executive Vice President, Exploration and Production of EOG since December 2017. In his new position, Mr. Yacob will report to William R. Thomas, EOG’s Chairman of the Board and Chief Executive Officer.

Mr. Yacob, who joined EOG in August 2005, has also previously served as Vice President and General Manager of EOG’s Midland, Texas office (from May 2014 to December 2017), as Manager, Division Exploration in EOG’s Fort Worth, Texas and Midland, Texas offices (from March 2012 to May 2014) and in various geoscience and leadership positions.

In connection with the appointment of Mr. Yacob as EOG’s President, the Compensation Committee of the Board approved (i) a new annual base salary for Mr. Yacob of $650,000, effective January 4, 2021, and (ii) an increase in Mr. Yacob’s bonus target (as a percentage of his base salary) from 90% to 100%, effective beginning with his fiscal year 2021 compensation (in respect of his fiscal year 2021 performance).

In addition, the Compensation Committee approved a long-term incentive grant to Mr. Yacob, having an aggregate value of $650,000. Such aggregate value will be delivered:

•

60% in performance units, with the resulting number of units calculated as of the grant date of January 4, 2021 based on the closing price of EOG’s Common Stock on the New York Stock Exchange (NYSE) on such date,

•	25% in restricted stock, with the resulting number of shares calculated as of the grant date of January 4, 2021 based on the closing price of EOG’s Common Stock on the NYSE on such date, and

•

15% in stock-settled stock appreciation rights (SARs), with an exercise price equal to the closing price of EOG’s Common Stock on the NYSE on the January 4, 2021 grant date (and taking into account a restricted stock-to-SAR ratio of 2.45-to-1 consistent with Section 4.2(c)(ii) of the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (2008 Plan)),

in each case, under the terms of the 2008 Plan and subject to EOG’s standard vesting and termination provisions for such grants. The grants of performance units, restricted stock and SARs will be reported on a Form 4 to be filed by Mr. Yacob within two business days after the January 4, 2021 grant date.

The press release announcing the appointment of Mr. Yacob issued by EOG on January 4, 2021 is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of EOG Resources, Inc. dated January 4, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: January 4, 2021	By:	/s/ Timothy K. Driggers
Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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